Exhibit 24.1

POWER OF ATTORNEY

We, the undersigned Directors of Aetna Inc. (the “Company”), hereby severally constitute and appoint Alan M. Bennett, Senior Vice President and Chief Financial Officer, and Ronald M. Olejniczak, Vice President and Controller, and each of them individually, with full powers of substitution and resubstitution, our true and lawful attorneys, with full power to them and each of them to sign for us, in our names and in the capacities indicated below, the Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission, and any and all amendments and supplements to said Registration Statement, the prospectus contained therein and any new registration statements on appropriate forms relating to the securities registered under said Registration Statement (including post-effective amendments and supplements), and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

Dated as of December 2, 2005

/s/ Betsy Z. Cohen	/s/ Ellen M. Hancock

Betsy Z. Cohen, Director	Ellen M. Hancock, Director

/s/ Molly J. Coye, M.D.	/s/ Michael H. Jordan

Molly J. Coye, M.D., Director	Michael H. Jordan, Director

/s/ Barbara Hackman Franklin	/s/ Edward J. Ludwig

Barbara Hackman Franklin, Director	Edward J. Ludwig, Director

/s/ Jeffrey E. Garten	/s/ Joseph P. Newhouse

Jeffrey E. Garten, Director	Joseph P. Newhouse, Director

/s/ Earl G. Graves	/s/ Ronald A. Williams

Earl G. Graves, Director	Ronald A. Williams, Director

/s/ Gerald Greenwald

Gerald Greenwald, Director